EXHIBIT 10.1
FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
ALTUS MIDSTREAM LP

Dated as of June 30, 2020

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “First Amendment”) of Altus Midstream LP, a Delaware limited partnership (the “Partnership”), dated as of the date first written above, is adopted, executed and agreed to by Altus Midstream GP LLC (the “General Partner”), a Delaware limited liability company, as the sole general partner of the Partnership.

WHEREAS, the Partnership was formed as a limited partnership pursuant to and in accordance with the Delaware Act (as defined in the Existing Limited Partnership Agreement, as defined herein) by filing a Certificate of Limited Partnership of the Partnership (the “Certificate”) with the Secretary of State of the State of Delaware on August 3, 2018;

WHEREAS, the General Partner, as the sole general partner of the Partnership, entered into a Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 12, 2019 (together with all schedules, exhibits and annexes thereto, the “Existing Limited Partnership Agreement”), with each of the Limited Partners (as defined in the Existing Limited Partnership Agreement) set forth on the signature pages thereto;

WHEREAS, the stockholders of the Corporation (as defined in the Existing Limited Partnership Agreement) have approved of an amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation to effect a reverse stock split of all outstanding shares of the Corporation’s Common Stock (as defined in the Existing Limited Partnership Agreement), by a ratio of one-for-twenty (the “Reverse Stock Split”), with any stockholder that otherwise would be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split instead being entitled to a payment of cash in lieu of such fractional share;

WHEREAS, in accordance with Section 3.04 of the Limited Partnership Agreement, the Corporation shall not effect the Reverse Stock Split unless accompanied by an identical combination of the Partnership’s Common Units (as defined in the Existing Limited Partnership Agreement), including payment of cash in lieu of fractional Common Units;

WHEREAS, the General Partner desires to amend the Existing Limited Partnership Agreement consistent with its sole power and authority pursuant to Section 16.03 of the Existing Limited Partnership Agreement to make clear that such payments of cash in lieu of fractional Common Units do not violate any provisions of the Existing Limited Partnership Agreement or require prior approval of the Series A Preferred Unitholders (as defined in the Existing Limited Partnership Agreement) or any other person;

NOW, THEREFORE, in consideration of the mutual covenants, rights and obligations set forth herein and other good and valuable consideration, the receipt and sufficiency of which the General Partner hereby acknowledges and confesses, the parties hereto hereby agree as follows:

1.
Amendment. Section 4.01(b)(v) of the Existing Limited Partnership Agreement is hereby amended to add the following proviso at the end of such subsection: “; and provided further, that, the Partnership may at any time make payments of cash in lieu of the issuance of any fractional Units in connection with any subdivision or combination of Series A Junior Securities or Series A Parity Securities in accordance with Section 3.04.”

2.
Approvals.     Consistent with its sole power and authority pursuant to Section 16.03 of the Existing Limited Partnership Agreement, this First Amendment has been adopted and approved solely by the General Partner.

3.	Continuing Effect. Except as modified by this First Amendment, the Existing Limited Partnership Agreement shall remain in full force and effect in all respects.

4.
Governing Law. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed or caused to be executed on its behalf this First Amendment to Second Amended and Restated Agreement of Limited Partnership as of the date first written above.

GENERAL PARTNER:

ALTUS MIDSTREAM GP LLC

By:	/s/ Ben C. Rodgers
Name:	Ben C. Rodgers,
Title:	Chief Financial Officer and Treasurer

[Signature page to First Amendment to Second Amended and Restated
Agreement of Limited Partnership]